SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 13, 2006


                                PACIFIC CMA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


              Delaware               0-27653           84-1475073
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    (State or Other Jurisdiction   (Commission       (IRS Employer
          of Incorporation)        File Number)   Identification No.)


c/o Airgate International Corp., 153-10 Rockaway Blvd. Jamaica, New York 11434
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       (Address of Principal Executive Office)       (City and State) (Zip Code)


       Registrant's telephone number, including area code: (212) 247-0049


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ITEM 8.01. Other Events

      On or about September 13, 2006, the American Stock Exchange (the "AMEX") sent the Registrant a letter advising that the AMEX staff had made a "preliminary" determination to attempt to delist the Registrant's common stock from the AMEX, based upon assertions of alleged events that occurred in 2003 relating to the Registrant's 2003 initial listing application. The Registrant's common stock has been listed on AMEX since approximately December 2003.

      Registrant believes that this "preliminary" determination by the AMEX staff is predicated on falsehoods and is seeking further information from the AMEX. The Registrant intends to use all available resources and efforts to dissuade the AMEX from taking any action. If any action is taken by the AMEX, Registrant will take every action and effort to debunk the AMEX's assertions and prevent a delisting of the Registrant's common stock.

      For and as of the twelve (12) month period ending December 31, 2005, the Registrant had revenues of $125,008,642 and total assets of $36,271,317 (including $2,018,093 of cash and equivalents). As of August 30, 2006, the Registrant employed approximately 280 persons (including approximately 60 in the United States), had 11 offices/warehouses in 3 countries (including approximately 128,500 square feet in the United States) and conducts business with 233 cargo agents located in 77 countries and 182 cities.


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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PACIFIC CMA, INC.


                                            By:  /s/ Alfred Lam
                                                 ----------------------------
                                                 Name:  Alfred Lam
                                                 Title: Chairman of the Board

Dated: September 20, 2006


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